                                                                    EXHIBIT 2(a)



                                     BYLAWS

                                       OF

                            MARKET STREET FUND, INC.


                                   ARTICLE I
                                  SHAREHOLDERS

         SECTION 1.1 Place of Meetings. Meetings of shareholders shall be held in the City of Philadelphia, Pennsylvania, or at any other place within the United States as shall be designated from time to time by the Board of Directors and stated in the notice of said meeting.

         SECTION 1.2 Annual Meeting. The annual meeting of shareholders shall be held at such date and time as the Board of Directors shall determine and as stated in the notice of the said meeting. At such meeting, the shareholders shall elect a Board of Directors and ratify or reject the independent public accountants selected for the current year and may transact any other business as may properly be brought before the meeting. Any business of the Corporation may be transacted at the annual meeting without being specially designated in the notice, except such business as is specifically required by statute to be stated in the notice.

         SECTION 1.3 Special Meetings. Special meetings of the shareholders may be called by the Board of Directors or by the President. Special meetings of shareholders shall be called by the Secretary upon the written request of holders of shares entitled to cast not less than twenty-five percent of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such requesting shareholders of the reasonable estimated cost of preparing and mailing such notice of the meeting, and, upon payment to the Corporation of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting to all shareholders entitled to notice of such meeting. Business transacted at any
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special meeting shall be limited to the purposes stated in the notice.  No special meeting need be called to consider any matter which is substantially the same as a matter voted upon at any special meeting of the shareholders held during the preceding twelve months unless requested by the holders of shares entitled to cast a majority of all votes entitled to be cast at such meeting.

         SECTION 1.4 Notice and Purpose. Not less than ten (10) nor more than ninety (90) days before the date of every shareholders' meeting, the Secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder entitled to notice, written or printed notice stating the time and place of the meeting and the purpose or purposes for which the meeting is called. Such notice shall be given to each shareholder by mail or by presenting it to him or her personally or by leaving it at his or her residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his or her post-office address as it appears on the records of the Corporation, with postage thereon prepaid. Any meeting at which all shareholders entitled to vote are present either in person or by proxy, or notice of which has been waived in writing by those not present, shall be a legal meeting for the transaction of business notwithstanding that notice as herein provided has not been given.

         SECTION 1.5 Record Date. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date in any case shall be not more than ninety (90) days, and in case of a meeting of shareholders, not less than ten
(10) days, prior to the date on which the particular





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action requiring such determination of shareholders is to be taken.

         SECTION 1.6 Quorum. The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise required by law, these By-Laws or the Articles of Incorporation. When a quorum is present at any meeting, a majority of the shares represented thereat shall decide any question brought before such meeting unless the question is one upon which, by express provision of law or of these By-Laws or the Articles of Incorporation, a different vote is required, in which case such express provision shall control. If such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time (provided no adjournment shall be for more than three (3) months) without notice other than announcement at the meeting, until a quorum shall be present or represented.
At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         SECTION 1.7 Voting. Any holder on the record of the shareholders of the Corporation as of the record date determined pursuant to Section 1.5 herein shall be entitled to vote at any meeting to the extent provided in the Articles of Incorporation, as they may be amended from time to time, either in person or by proxy executed in writing by him or her or by his or her duly authorized attorney-in-fact. Shares of all classes shall vote as a single class except where the separate vote of a particular class is required by the Investment Company Act of 1940, as amended (the "1940 Act"), or the law of Maryland, or the Articles of Incorporation. Any holder of fractional shares of the Corporation shall have proportionally the same voting rights as are





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provided for a full share.  No proxy shall be valid after eleven months from the date of execution, unless otherwise provided in the proxy. Proxies shall be delivered to the Secretary of the Corporation before or at the time of such meeting.

         SECTION 1.8 Written Consent. Except as otherwise provided by law or the Articles of Incorporation, any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of shareholders' meetings: (1) a unanimous written consent that sets forth the action so taken and that is signed by each shareholder entitled to vote on the matter and (2) a written waiver of any right to dissent signed by each shareholder entitled to notice of the meeting but not entitled to vote thereat.

         SECTION 1.9 The Chairman of the Board and the Secretary. The Chairman of the Board shall preside at and the Secretary shall keep the records of each meeting of shareholders, and in the absence of either individual, his or her duties shall be performed by some person appointed at the meeting.

         SECTION 1.10 Order of Business. The business shall be transacted in such order as the Chairman of the Board shall determine.

         SECTION 1.11 Conduct of Meetings. At all meetings of the shareholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the meeting, who shall decide all questions concerning the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless Inspectors of Election shall have been appointed as follows, in which event, such Inspectors of Election shall decide all such questions.

         At any meeting of shareholders at which Directors are to be elected, the Board of Directors prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the stock entitled





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to vote at such meeting shall, appoint two Inspectors of Election who shall first subscribe an oath or affirmation to execute faithfully the duties of Inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed as such Inspector.

         The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent (10%) of the stock entitled to vote on such election or matter.

                                   ARTICLE II
                                   DIRECTORS

         SECTION 2.1 General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors, and subject to the restrictions imposed by law, by the Articles of Incorporation or by these By-Laws, they shall exercise all the powers of the Corporation.

         SECTION 2.2 Delegation. The Board of Directors may elect from its members an executive committee of not less than two (2) which may exercise all the powers of the Board of Directors that may be delegated by the Board of Directors by law, these By-Laws or the Articles of Incorporation when the Board is not in session. The executive committee may make rules for the holding and conduct of its meetings and keeping the records thereof, and shall report its action to the Board of Directors.

         The Board of Directors may elect from its members such other committees from time to time as it may desire. The number composing such committees and the powers conferred upon them shall be determined by the Board of Directors at its own discretion.

         SECTION 2.3      Number.  The Board of Directors shall consist of five
(5) directors, but the number of directors may be increased or decreased (provided such decrease does not shorten the term of any incumbent director) from time to time by the Board





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of Directors by amendment of the By-Laws, provided that the number of directors shall not be more than twenty-one (21) nor less than three (3).

         SECTION 2.4 Election, Resignations, Term of Office, and Vacancies. Until the first meeting of shareholders or until their successors are duly elected and qualified, the Board of Directors shall consist of the persons named as such in the Articles of incorporation. Successor directors shall be elected at each annual meeting of shareholders, or at any meeting held in lieu thereof, or at any special meeting of shareholders called for the purpose of electing directors. Cumulative voting is not permitted. Directors need not be residents of the State of Maryland or shareholders of the Corporation. Each director, unless he or she sooner resigns, dies or is removed, shall hold office until the next annual meeting and until the successor is duly elected and duly qualified. Any director may resign his or her office at any time by delivering the resignation in writing to the Corporation. The acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective. Subject to compliance with Sections 10 (e) and 16 (a) of the 1940 Act, any vacancies occurring in the Board of Directors, whether by death, resignation, removal, an increase or any other cause, within 30 days, may be filled by the affirmative vote of a majority of the remaining directors, even though such majority is less than a quorum. A director elected by the Board of Directors to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. If a special meeting of shareholders is required to fill a vacancy, the meeting shall be held within sixty (60) days or such longer period as may be permitted by the Securities and Exchange Commission.

         SECTION 2.5 Meetings. Regular meetings of the Board of Directors may be held within or without the State of Maryland, and at such times as the Board may from time to time determine, and if so determined, notices thereof need not be given. Special meet-





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ings of the Board of Directors may be held at any time or place whenever called by the Chairman of the Board, the President or a majority of the Directors, notice thereof being given by the Secretary, the Chairman of the Board, the President, or the Directors calling the meeting, to each Director. Special meetings of the Board of Directors may be held upon three days notice or without formal notice provided all Directors are present or those not present have waived notice thereof. Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Subject to any limitations of the 1940 Act, members of the Board of Directors or a committee of the Board may participate in a meeting by means of a conference telephone or similar communications equipment provided that all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence at the meeting.

         SECTION 2.6 Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors, and shall be chosen annually by the Board of Directors at its first meeting after each annual meeting of the shareholders.

         The Chairman of the Board shall preside at meetings of the Board of Directors. He or she shall have such other powers as are usually incident to the position of Chairman of the Board and shall exercise such other specific powers as the Board of Directors may from time to time assign him or her.

         SECTION 2.7 Quorum and Manner of Acting. A majority of the number of directors fixed by these By-Laws as from time to time amended shall constitute a quorum for the transaction of business, but a smaller number may adjourn from time to time until they can secure the attendance of a quorum.





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         The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise expressly required under the provisions of the 1940 Act, or where a larger vote is required by law, the Articles of Incorporation or these By-Laws. Any regular or special meeting of the Board of Directors may be adjourned from time to time by those present, whether a quorum is present or not.

         SECTION 2.8 Removal of Directors. Any director may be removed from office, either for or without cause, at any annual or special meeting of shareholders by the affirmative vote of a majority of the outstanding shares entitled to vote for the election of directors. The notice calling such meeting shall give notice of the intention to act upon such matter, and if the notice so provides, the vacancy caused by such removal may be filled at such meeting by vote of a majority of the shares represented at such meeting and entitled to vote for the election of directors.

         SECTION 2.9 Informal Action by Directors. Subject to the provisions of the 1940 Act, any action permitted or required by law, these By-Laws or by the Articles of Incorporation to be taken at a meeting of the Board of Directors or at a meeting of any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument.

         SECTION 2.10 Compensation of Directors. The Board of Directors may authorize reasonable compensation to Directors for their services as Directors and as members of committees of the Board of Directors and may authorize the reimbursement of reasonable expenses incurred by directors in connection with rendering those services.





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                                  ARTICLE III

                         OFFICERS, AGENTS AND EMPLOYEES

         SECTION 3.1 Number. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, Vice President, a Secretary and a Treasurer. The Board of Directors may also choose additional Vice Presidents, Assistant Vice Presidents, Assistant Secretaries or Assistant Treasurers.

         SECTION 3.2 Selection. All officers shall be appointed by the Board of Directors and shall serve at the pleasure of the Board. Any two or more offices, except the offices of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation or these By-Laws to be executed, acknowledged or verified by two or more officers.

         SECTION 3.3 Selection of Other officers and Agents. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. If they so deem, the Board of Directors may delegate this power to appoint other officers and agents to the President.

         SECTION 3.4 Salaries. The salaries, if any, of all officers and agents of the Corporation shall be fixed by the Board of Directors. If they so deem, the Board of Directors may delegate this power to set salary levels of all officers and agents to the President.

         SECTION 3.5 Removal. Any officer, agent or employee of the Corporation may be removed from office at any time with or without cause by the vote of a majority of the entire Board of Directors. If they so deem, the Board of Directors may delegate this power to remove agents and employees under their control to the President of the Corporation. Such removal shall be without prejudice to such person's contract rights, if any, but the





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appointment of any person or an officer, agent or employee of the Corporation shall not of itself create contract rights.

         SECTION 3.6 President. The President shall be the chief executive and operating officer of the Corporation. Subject to the control of the Board of Directors, the President shall assume general and active management of the business affairs and property of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board of Directors, the President shall preside at all meetings of shareholders and the Board of Directors.

         The President, either alone or (if so required by law, these By-Laws, or the Board of Directors) with the Secretary or any other officer of the Corporation so authorized by the Board of Directors, may sign certificates of shares of the Corporation or any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized for execution, except when the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation.

         The President, in conjunction with the Secretary, may duly authenticate the Corporation's records or copies thereof for use as evidence in any action or proceeding to which the Corporation may be a party.

         In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         SECTION 3.7 The Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall be vested with all the powers and required to perform all the duties of the President in his absence or disability or refusal to act, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.





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         SECTION 3.8      The Secretary and Assistant Secretaries.  Except as
may otherwise be provided by the Board of Directors, the Secretary of the Corporation shall have the following powers and duties:

         a. to keep the minutes of the meetings of shareholders, of the Board of Directors, and of any committee thereof in one or more books provided for that purpose;

         b. to see that all notices are duly given, in accordance with these By-Laws or as required by law;

         C. to be custodian of the corporate records and the seal of the Corporation;

         d. to see that the seal of the Corporation is affixed to all documents duly authorized for execution under seal on behalf of the Corporation;

         e. to keep or cause to be kept for the Corporation the stock ledger described in Section 7.2 of these By-Laws:

         f. to countersign certificates for shares of the Corporation, the issuance of which have been authorized by resolution of the Board of Directors;

         g. to have general charge of the stock transfer books of the Corporation;

         h. to duly authenticate, in conjunction with the President, the Corporation's records or copies thereof to be used as evidence in any action of proceedings to which the Corporation may be a party; and

         i. to perform all duties incidental to the office of Secretary and such other duties as, from time to time, may be assigned to the Secretary by the President or Board of Directors.

         The Assistant Secretary, or if there are more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or refusal to act or disability





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of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as, from time to time, may be assigned by the President, the Secretary or the Board of Directors.

            SECTION 3.9 The Treasurer and Assistant Treasurers. The Treasurer shall be the Chief Financial Officer of the Corporation and except as may otherwise be provided by the Board of Directors shall:

            a. have charge and custody of, and be responsible for, all the funds and securities of the Corporation, except those which the Corporation has placed in the custody of a bank or company pursuant to a written agreement designating such bank or company as custodian of the property of the Corporation;

            b. keep full and accurate accounts of the receipts and disbursements in books belonging to the Corporation;

            c. cause all monies and other valuables to be deposited to the credit of the Corporation;

            d. receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever;

            e. disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefore; and

            f. in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, or the Board of Directors.

            The Assistant Treasurer, of if there are more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or refusal to act or disability of the Treasurer, perform the duties and exercise the powers of





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the Treasurer and shall perform such other duties as, from time to time, may be assigned by the President, the Treasurer, or the Board of Directors.

            SECTION 3.10 Bonding. The Board of Directors may require any officer, agent or employee to give bond for the faithful discharge of his or her duties and for the protection of the Corporation in such sum and with such surety or sureties as the Board may deem available.

                                   ARTICLE IV
                       TRANSACTIONS WITH RELATED PARTIES

            SECTION 4.1 To the extent permitted by law and by the provisions of this Article IV, any director, officer or employee, individually, or any partnership of which any director, officer or employee may be a member, or any corporation or association of which any director, officer of employee may be an officer, director, trustee, employee or shareholder, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided that in case a director, or a partnership, corporation or association of which a director is a member, officer, director, trustee, employee or shareholder is so interested, such fact shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of the Corporation who is so interested or who is also a director, officer, trustee, employee or shareholder of such other corporation or association, or a member of such partnership which is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction with like force and effect as if he or she were not such director, officer, trustee, employee or shareholder of such corporation or association, or not so interested or a member of a partnership so interested, or so interested individually.





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            SECTION 4.2   Nothing herein contained shall protect or purport to
protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he or she would otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

                                   ARTICLE V
                                INDEMNIFICATION

            SECTION 5.1 Non-Derivative Actions. The Corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, agent or employee of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding not arising by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties ("disabling conduct").

            SECTION 5.2 Derivative Actions. The Corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, agent or employee of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection





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with the defense or settlement of such action or suit not arising by reason of disabling conduct.

            SECTION 5.3 Required Indemnification. To the extent that a person who is or was a director, officer, agent or employee of the Corporation has been successful on the merits or otherwise in defense of any claim of liability by reason of disabling conduct, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

            SECTION 5.4 Directors' Standards of Conduct. No person who is or was a Director shall be indemnified under this Article IV for any liabilities or expenses incurred by reason of service in that capacity unless such person
(a) acted in good faith; and (b) reasonably believed, in the case of conduct in the Director's official capacity with the Corporation, that the conduct was in the best interests of the Corporation, and in all other cases, reasonably believed that the conduct was at least not opposed to the best interests of the Corporation; and (c) in the case of any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful; provided that a court of appropriate jurisdiction may order indemnification in accordance with Section 2-418 of the Maryland General Corporation Law, whether or not the Director has met these standards of conduct.

            SECTION 5.5 Determination. An indemnification under Sections 5.1 and 5.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination, based on a review of the facts, that indemnification of the director, officer, agent or employee is proper in the circumstances because he or she has met the applicable standard of conduct as set forth in this Article V. Such determination shall be made (a) by a final decision on the merits (including, but not limited to, a dismissal for insufficient evidence of any disabling conduct) by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason





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of disabling conduct or (b) in the absence of such a decision, by a reasonable determination, based upon a review of the facts, that such person was not liable by reason of disabling conduct (i) by the vote of a majority of a quorum of directors who are neither interested persons of the Corporation as that term is defined in the 1940 Act, nor parties to such action, suit or proceeding ("disinterested non-party directors"), or (ii) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested non-party directors so directs, by independent legal counsel in a written opinion; or
(iii) by majority vote of the shareholders or (iv) by any other reasonable and fair means not inconsistent with any of the above.

            The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that any liability or expense arose by reason of disabling conduct.

            SECTION 5.6 Advance Payment. Any expenses of the type described in this Article V may be paid by the Corporation in advance of the final disposition of any action, suit or proceeding as authorized by the Board of Directors in the specific case (a) upon receipt of an undertaking by or on behalf of the director, officer, agent or employee to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article V; and (b) in the case of the expenses incurred by a director of the Corporation upon a determination that the facts then known would not preclude indemnification and receipt of a written affirmation by the director of the director's good faith belief that the standards of conduct set forth in Section 5.4 have been met; and (c) provided that (i) the person to be indemnified provides a security for his or her undertaking; or (ii) the Corporation is insured against losses arising by reason of any such lawful advances; or (3) a majority of a quorum of the disinterested non-party direc-tors, or an independent legal counsel in a written opinion, determines, based on a review of readily-available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the person to be indemnified ultimately will be found entitled to indemnification. Any determination or authorization of payment pursuant to this Section 5.6 shall be made in the manner specified in Section 2-418 of the Maryland General Corporation Law, as may be amended from time to time.

            SECTION 5.7 Shareholder Notification. Any indemnification of, or advances of expenses to, a director in accordance with this Article, if arising out of a proceeding by or in the right of the Corporation, shall be reported in writing to the shareholders with the notice of the next shareholders' meeting or prior to the meeting.

            SECTION 5.8 Non-Exclusive Right. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise.

            SECTION 5.9 Insurance. The Corporation may purchase and maintain insurance on its behalf and on behalf of any person who is or was a director, officer, agent or employee of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, but not arising by reason of disabling conduct.

            SECTION 5.10 General. No indemnification provided by this Article shall be inconsistent with the 1940 Act, the Securities Act of 1933, or the Maryland General Corporation Law.

            Any indemnification provided by this Article shall continue as to a person who has ceased to be director, officer, or





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
employee, and shall inure to the benefit of the heirs, executors and administrators of such person.

                                   ARTICLE VI
                               WAIVERS OF NOTICE

            Whenever, under the provisions of any law, the Articles of Incorporation or amendments thereto, or these By-Laws, any notice is required to be given to any shareholder, director or committee member, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance at any meeting where notice is required, shall be deemed waiver of the requirement for such notice, except where attendance is for the announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Waivers given by telegram, radiogram, cablegram or other such form of rapid transmission shall be deemed waivers in writing within the meaning of these By-Laws.

                                  ARTICLE VII
                                 CAPITAL STOCK

            SECTION 7.1 Certificates. Each shareholder shall be entitled to a certificate or certificates representing shares of the Corporation of the class of shares owned by such shareholder, in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. If such certificates are counter-signed by a transfer agent or registrar other than the Corporation or an employee of the Corporation, the signatures of the aforementioned officers upon such certificates may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, such certificates may be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares of a class shall be consecutively numbered or otherwise identified.

            SECTION 7.2 Stock Ledger and Record of Shareholders. The Corporation shall maintain at its offices, or at the offices of a transfer agent, if one is appointed, an original or duplicate stock ledger containing the names and addresses of all shareholders and the number of shares of each class held by each shareholder, and, if a certificate has been issued, the certificate number, date of issue and whether it was by original issue or by transfer. The Board of Directors of the Corporation may appoint one or more transfer agents of the stock of the Corporation. Unless and until such appointment is made, the Secretary of the Corporation shall maintain the stock ledger. The names of shareholders as they appear on the stock ledger shall be the official list of shareholders of record of the Corporation for all purposes. The Corporation shall be entitled to treat the holder of record of any shares of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person, except as otherwise provided by the federal securities laws or the laws of Maryland.

            SECTION 7.3 Shareholder Open Accounts. The Corporation may maintain or cause to be maintained for each shareholder a shareholder open account in which shall be recorded such shareholder's ownership of shares and all changes therein. Any certif-icates need not be issued for shares so recorded in a shareholder open account unless requested by such shareholder.

            SECTION 7.4 Transfers of Shares. The shares of the Corporation shall be transferable on the stock certificate books of the Corporation upon appropriate authorization in person by the holder of record thereof, or his or her duly authorized attorney or legal representative, and, if a certificate was issued, upon endorsement and surrender for cancellation of the certificate for such shares. All certificates surrendered for transfer shall be cancelled, and no new certificates shall be issued to the transferee until a formal certificate or certificates for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such conditions for the protection of the Corporation and any transfer agent of the Corporation as the Board of Directors may prescribe.

                                  ARTICLE VIII
                                   CUSTODIAN

            SECTION 8.1 Employment of Custodian. All funds, securities and other investments of the Corporation shall be deposited in the safe keeping of such banks or other companies as the Board of Directors may from time to time determine. Every arrangement entered into with any bank or other company for the safe keeping of the securities and investment of the Corporation shall contain provisions complying with the 1940 Act and the general rules and regulations thereunder.

            Subject to such rules, regulations and orders as the Securities and Exchange Commission may adopt, the Corporation may direct a custodian to deposit all or any part of the securities owned by the Corporation in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Securities and Exchange Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Corporation or a custodian.

                                   ARTICLE IX
                                 MISCELLANEOUS

            SECTION 9.1 Fiscal Year. Unless otherwise determined by the Board of Directors, the fiscal year of the Corporation shall begin on January 1 and end on December 31 in each year.

            SECTION 9.2 Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. In the event it is inconvenient to use such seal at any time, the signature of the Corporation following the word "seal" shall be deemed the seal of the Corporation.

            SECTION 9.3 Annual Report. The President or a Vice President or the Treasurer shall prepare or cause to be prepared annually a full and correct statement of affairs of the Corporation for the preceding fiscal year, which shall be submitted at the annual meeting and shall be filed within twenty (20) days thereafter at the principal office of the Corporation in the State of Maryland.

            SECTION 9.4 Voting Shares of Other Corporations. Unless otherwise ordered by the board of directors, the President or any Vice-President or the Treasurer or any Assistant Treasurer shall have full power and authority to attend and act and vote at any meeting of security holders of any corporation, partnership, trust or similar entity, any securities of which are owned by this Corporation, and at any such meeting may exercise any and all the rights and powers incident to the ownership of such securities. The President or any Vice-President or the Treasurer or any

Assistant Treasurer of the Corporation may execute proxies to vote any such securities standing in the name of this corporation.

                                   ARTICLE X
                                   AMENDMENT

            SECTION 10.1 By Shareholders. These By-Laws may be amended, altered, repealed or added to at any regular meeting of the shareholders or at any special meeting called for that purpose, by the affirmative vote of a majority of the shares entitled to vote and represented at such meeting.

            SECTION 10.2 By Directors. The Board of Directors may alter and amend, adopt, replace or add to these By-Laws at any regular meeting of the Board, or at any special meeting of the Board called for that purpose, by the affirmative vote of a majority of such Board, except where a vote of shareholders is required by law, the Articles of Incorporation, or these By-Laws.





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